SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 14, 2010

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On July 13, 2010, CenterState Banks, Inc. (the “Company”) entered into Supplemental Executive Retirement Agreements (“SERP”) and Employment Agreements with John C. Corbett, the Company’s Executive Vice President and President and Chief Executive Officer (“CEO”) of the Company’s lead subsidiary bank, CenterState Bank of Florida, N.A., James J. Antal, the Company’s Chief Financial Officer and Corporate Secretary, and Timothy A. Pierson, President and CEO of the Company’s subsidiary bank, CenterState Bank, N. A.

Pursuant to the terms of the Employment Agreements (“Agreements”) included in this Form 8-K as Exhibits 10.4, 10.5 and 10.6, the Executives are retained for a period of three years, subject to extension for an additional year on each anniversary of the Agreements’ effective date. The Agreements provide for the Executive to receive a base salary and participate in the Company’s benefit plans. If employment is terminated because of the death of the Executive, his estate is entitled to receive his base salary through the end of the month in which death occurs, any bonus earned or accrued through the date of death, and continued family health care coverage under COBRA substantially identical to that provided for the Executive before death. If employment is terminated as a result of disability, then the Executive is entitled to receive the salary earned through the date in which termination becomes effective, any unpaid bonus or incentive compensation due for the calendar year preceding the calendar year in which the termination becomes effective, any payments the Executive is entitled to receive under any disability insurance program or arrangement, and such other benefits to which the Executive may be entitled under the Company’s policies and agreements. If employment is terminated without Cause, the Executive is entitled to receive his base salary through the date in which the termination becomes effective. If Involuntary Termination without Cause or Voluntary Termination with Good Reason, as defined in the Agreements, occurs, the Executive is entitled to receive a cash payment equal to one times the highest annual compensation as reported on the Executive’s Form W-2 over the three year period immediately preceding the year of termination. With certain exceptions, the Company also is required to continue at its expense and on behalf of the Executive and his dependents and beneficiaries, medical and dental insurance coverage as in effect during the 12 months preceding the date of the Executive’s termination, along with disability reimbursement and the Tax Benefit discussed below. The Executive is not entitled to any such compensation and severance payments unless he enters a release of the Company and acknowledgment of his remaining obligations under the Employment Agreement. Upon closing of a Change in Control, as defined in the Employment Agreements, the Executives will receive a cash payment equal to three times, in the case of Mr. Corbett, and two and one half times, in the case of Mr. Antal and Mr. Pierson, the Executive’s highest annual compensation as reported on the Executive’s W-2 over the three year period immediately preceding the year in which the Change in Control occurs. The Executive also is entitled to receive a payment if any of the benefits received by the Executive under the Employment Agreement or any other benefit or compensation plans of the Company is subject to the Excise Tax under Section 280G and Section 4999 of the

Internal Revenue Code (the “Excise Tax”), consisting of (i) a payment equal to the Excise Tax payable by the Executive on such benefits (the “Excise Tax Payment”) and (ii) a payment equal to the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes. The Employment Agreements include confidentiality provisions and also restrict the Executives for a period of one year following termination of employment from soliciting Company customers for Financial Products or Services (as defined in the Employment Agreements), influencing any customer to alter that person’s business relationship with the Company in any respect, and accepting the Financial Products or Services business of any customer or provide any Financial Products or Services to any customer on behalf of anyone other than the Company. The Executive also is precluded from engaging in the distribution of Financial Products or Services during such one-year period within Polk County Florida in the case of Mr. Corbett and Mr. Antal, and within Pasco, Lake and Sumter Counties, Florida, in the case of Mr. Pierson, and also during such one-year period from soliciting or attempting to solicit an employee of the Company to terminate such employment or contractual relationship, and disparaging the business reputation of the Company. These Employment Agreements supersede and replace the previously existing Change in Control and Severance Agreements between the Executives and the Company.

Pursuant to the terms of the SERP agreements included in this Form 8-K as Exhibits 10.1, 10.2 and 10.3, the Executives identified above shall receive certain cash payments upon their attainment of Normal Retirement Age (defined as 65 years of age). Mr. Corbett shall receive annual payments equal to 35% of his final Base Salary (as calculated in accordance with the terms of the SERP agreement), Mr. Pierson shall receive annual payments equal to 25% of his final Base Salary, and Mr. Antal shall receive annual payments equal to 20% of his final Base Salary. The annual benefit payments shall be distributed to the Executive for the greater of (a) eighteen (18) years or (b) the life of the Executive. The Executive is also entitled to certain payments upon Early Voluntary Termination, Early Involuntary Termination, Disability prior to Normal Retirement Age, death prior to Separation from Service, and a Change in Control prior to Normal Retirement Age, as each such term is defined in the SERP agreements. The payment of the benefits to the Executive is subject to the terms of the SERP agreement including forfeiture provisions if the Executive’s employment is terminated for Cause, the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency under the Federal Deposit Insurance Act, or if the Executive shall engage in certain competition activities within 12 months following a Separation for Services (excluding following the closing of a Change in Control). The payments also are subject to the FDIC’s Golden Parachute Indemnification Payments regulations and other regulations or guidance promulgated thereunder.

The foregoing summary of the Employment Agreements and the SERP agreements does not purport to be complete and is qualified in its entirety by reference to the agreements, which are attached as Exhibits to this Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits:

Exhibit 10.1	Supplemental Executive Retirement Agreement (“SERP”) between the Company and John C. Corbett, its Executive Vice President and President and CEO of the Company’s lead subsidiary bank, CenterState Bank of Florida, N.A.

Exhibit 10.2	Supplemental Executive Retirement Agreement (“SERP”) between the Company and James J. Antal, its Chief Financial Officer and Corporate Secretary.

Exhibit 10.3	Supplemental Executive Retirement Agreement (“SERP”) between the Company and Timothy A. Pierson, President and CEO of the Company’s subsidiary bank, CenterState Bank, N.A.

Exhibit 10.4	Employment Agreement between the Company and John C. Corbett, its Executive Vice President and President and CEO of the Company’s lead subsidiary bank, CenterState Bank of Florida, N.A.

Exhibit 10.5	Employment Agreement between the Company and James J. Antal, its Chief Financial Officer and Corporate Secretary.

Exhibit 10.6	Employment Agreement between the Company and Timothy A. Pierson, President and CEO of the Company’s subsidiary bank, CenterState Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date:    July 14, 2010

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